Exhibit 10.6

KECI

Kentucky Energy Consultants, Inc.

12508 W. Atlantic Blvd

Coral Springs, FL 33071

Tel 954-575-1471

Fax 954-757-1765

May 1, 2006

Joe Jacobs

Consolidated Energy, Inc.

76 George Rd

Betsy Lane, KY

Dear Mr. Jacobs,

At the request of Consolidated Energy, Inc. Board of Directors, Saudi American Minerals, Inc. has agreed to cancel an agreement dated July 21, 2003 and all revisions to the agreement.

An agreement dated July 21, 2003 between Eastern Consolidated Energy, Inc. and Kentucky Energy Consultants, Inc.  Please be notified by this letter that Kentucky Energy Consultants, Inc. has terminated and declare this Agreement null and void.

Sincerely,

/s/Larry Hunt

Larry Hunt

Agreed and accepted

/s/Joseph Jacobs

Joseph Jacobs, President, Eastern Consolidated Energy, Inc.